Exhibit 99.1

PRESS RELEASE

KYTHERA Biopharmaceuticals Announces FDA Acceptance of

ATX-101 New Drug Application

Calabasas, Calif., July 10, 2014 — KYTHERA Biopharmaceuticals, Inc. (NASDAQ: KYTH) today announced that its New Drug Application (NDA) for ATX-101 (deoxycholic acid) has been accepted for filing by the U.S. Food and Drug Administration (FDA). The acceptance of the NDA reflects the FDA’s determination that the application is sufficiently complete to permit a substantive review. The NDA will be subject to a standard review and will have a Prescription Drug User Fee Act (PDUFA) action date of May 13, 2015. The PDUFA date is the goal date for the FDA to complete its review of the NDA.

In addition, the FDA has informed the company that the FDA’s Division of Dermatology and Dental Products is currently planning to hold an Advisory Committee meeting on the ATX-101 application during the review.

ATX-101 is an injectable treatment currently in late-stage development for the reduction of submental fat, which commonly presents as a double chin. KYTHERA submitted the ATX-101 NDA to the FDA on May 12, 2014.

“We are pleased that KYTHERA’s NDA filing has been accepted by the FDA, representing another significant corporate milestone,” said Keith Leonard, president and chief executive officer, KYTHERA. “While the area under the chin is important to patients, there are no proven non-surgical options to effectively contour the area under the chin. If approved, ATX-101 will be the first non-surgical treatment for the reduction of submental fat.”

About ATX-101

ATX-101 is a proprietary formulation of a purified synthetic version of deoxycholic acid, a naturally occurring molecule in the body that aids in the breakdown of dietary fat.(i) ATX-101 treatment contours the area under the chin by destroying fat cells while leaving surrounding tissue largely unaffected.

For the past seven years, ATX-101 has been the focus of a global clinical development program that has enrolled more than 2,500 patients worldwide, of which more than 1,500 have been treated with ATX-101. ATX-101 has the potential to be a first-in-class submental contouring injectable drug if approved.

About KYTHERA Biopharmaceuticals, Inc.

KYTHERA Biopharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel prescription products for the aesthetic medicine market. KYTHERA’s product candidate, ATX-101, is currently in late-stage development for the reduction of submental fat, which commonly presents as a double chin, and is a potential first-in-class submental contouring injectable drug. KYTHERA also maintains an active research interest in hair and fat biology, pigmentation modulation and facial contouring.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding KYTHERA, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including the ability of ATX-101 to address an unmet need, the anticipated PDUFA date and the anticipated Advisory Committee meeting. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical drug development process, including the regulatory approval process, our substantial dependence on ATX-101, and other matters that could affect the availability or commercial potential of our drug candidate. KYTHERA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see KYTHERA’s reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and its Annual Report on Form 10-K for the year ended December 31, 2013.

Investor Contact:

Heather Rowe

Director, Investor Relations

Tel: (818) 587- 4559

hrowe@kytherabiopharma.com

Media Contact:

Angeline McCarthy

Tel: (347) 843-9724

a.mccarthy@togorun.com

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(i)  Stryer L. Biosynthesis of membrane lipids and steroids. In: Biochemistry. New York, NY: WH Freeman and Co; 1995:691-707